GO HIP, INC.

                         TECHNOLOGY LICENSING AGREEMENT

     THIS AGREEMENT is entered into this 3rd day of February, 1999 by and between GO HIP, INC., a California corporation, whose address is 9610 DeSoto Avenue, Chatsworth, California 91311 (hereinafter "Licensor"), and PLUS NET, INC. a California corporation located at 24633 Mulholland Highway, Calabasas, California 91302 (hereinafter "Licensee").

                                    RECITALS
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     WHEREAS,  Licensor  is  engaged in the business of designing and developing computerrelated software and hardware systems and related products for application on the Internet, and has, over the years, acquired and developed substantial and valuable technical knowledge, know how, and experience in the design and development of such systems and products described in detail in Exhibit "A" attached hereto (the Licensed Technologies); and

     WHEREAS, Licensee desires to use the products generated by the Licensed Technologies in the operation of its business or businesses on the Internet; and

     WHEREAS, Licensor and Licensee believe it is in their mutual interest and desire to enter into an agreement whereby Licensee would use Licensor's Technologies in the conduct of its operations on the Internet pursuant to the terms and conditions hereinafter provided.

     NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree as follows:

1.     LICENSE:

     A. Licensor hereby grants to Licensee for the term of this Agreement the right and license to use the Licensed Technologies, described in Schedule "A, " incorporated herein by this reference, in the operation of its business on the Internet in perpetuity.

     B. No right or license is being conveyed to Licensee other than that which is specifically granted in this Agreement.

2.     TERM:

This Agreement shall be effective in perpetuity as of the date of execution by Both parties.

3.     LICENSOR'S  OBLIGATIONS  AND  REPRESENTATIONS:

     A. Beginning upon the effective date of this Agreement Licensor shall meet with and provide Licensee with such technology relating to the installation and operation of hardware, software, equipment, materials, source codes, specifications, designs, methods, layout, and the

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like  that  Licensor  believes Licensee may require in order to use the Licensed
Technologies  on  its  Internet  Web  sites.

     B. Licensor shall also provide Licensee such technical and other qualified experts to train and otherwise educates Licensee in the use of the Licensed Technologies and assist in the resolution of any problems or matters that require Licensor's assistance.

     C. Licensor shall provide Licensee with any upgrades it shall make in the future. While Licensee has the right to make modifications to the Licensed Technologies, Licensor is not responsible for the modifications and may not use such modifications without Licensee's written approval, which shall not be unreasonably withheld.

4.     LICENSEE'S  OBLIGATIONS  AND  REPRESENTATIONS:

     A. Licensee represents that it has the financial resources and business operations that will enable it to reasonably commercialize the Licensed Technologies. Licensee further agrees that it will, in good faith and with reasonable diligence, conduct all operations incorporating the Licensed Technologies in accordance with the highest standards of business customs of the industry and that it will endeavor to utilize its skill and resources in such effort to the extent that high standards of business practice and judgment dictate.

     B. Licensee may not sell, sublicense, grant a security interest in, or other-wise transfer rights to the Licensed Technologies to a third party without the express written consent of Licensor.

     C. Licensee shall fully comply with the marking provisions of the intellectual property laws of the United States.

5.     CONFIDENTIALITY:

     Licensee recognizes that such Licensed Technologies are the proprietary and confidential property to the Licensor. Accordingly, Licensee shall not, without the prior express written consent of Licensor, disclose or reveal to any third party or utilize for its own benefit other than pursuant to this Agreement, any such Licensed Technologies, provided that such information was not previously known to Licensee or to the general public. Licensee further agrees to take all reasonable precautions to preserve the confidentiality of the Licensed Technologies and shall assume responsibility that its employees, contractors, agents and assignees will similarly preserve this information against third parties. The provisions of this clause shall survive termination of this Agreement.

6.     IMPROVEMENTS:

     During the term of this Agreement, each party shall advise the other party of any technical improvements and inventions relating to the Licensed Technologies. All such improvements and inventions made by Licensor shall be the property of Licensor, and Licensee

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shall  have  the  right  to  use  such improvements and inventions. However, any improvements  or  inventions made by Licensee shall be the property of Licensee.

7.     TECHNICAL  INFORMATION:

     Licensor represents that the technical information and assistance relating to the Licensed Technologies conveyed under this Agreement shall be provided with reasonable care and will, where applicable, be of the same types as currently practiced by Licensor.

8.     OWNERSHIP:

     Licensor owns the Licensed Technologies and all proprietary technology embodied therein, including copyrights and valuable trade secret embodied in the design and coding methodology. This agreement provides Licensee with a license to use and modify such Licensed Technologies on its sites.

9.     DISCLAIMER  OF  WARRANTY:

     Licensor represents that it has used all reasonable efforts to provide Licensee with programs that are properly functioning and viable for their intended use. However, Licensor is providing the Licensed Technologies on an "AS IS" basis, without warranty of any kind, including, without limitation, the warranties that the software is free of defects, merchantable, fit for a particular purpose or non-infringing. Licensor does not guarantee that Licensee's use of the Licensed Technologies will be uninterrupted.

10.     TERMINATION:

     The following termination right is in addition to the termination rights, which may be provided elsewhere in the Agreement:

     1. Files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues or dissolves its business or if a receiver is appointed for Licensee or for Licensee's business and such receiver is not discharged within ten (10) days;

11.     POST  TERMINATION  RIGHTS:

     A. Upon the termination of this Agreement, all rights granted to Licensee under this Agreement shall forthwith terminate and immediately revert to Licensor and
Licensee shall discontinue all use of the Licensed Technologies except as provided in Schedule
B  hereof.

     B. Upon the termination of this Agreement, Licensor may require that Licensee transmit to Licensor, at no cost, all material relating to the Technology, provided, however, that Licensee shall be permitted to retain a full copy of all material subject to the confidentiality provisions of this agreement and the provisions of Schedule B.-

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12.     INDEMNITY:

     A. Licensee agrees to defend, indemnify, and hold Licensor, and its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against Licensor based on the conduct of Licensee, including, but not limited to, actions founded on copyright, trademark or patent infringement, rights of privacy or publicity, consumer fraud or misrepresentation or product liability.

     B. Licensor agrees to defend, indemnify, and hold Licensee, and its officers, directors, agents, and employees, harmless against all costs, expenses and losses (including reasonable attorney fees and costs) incurred through claims of third parties against Licensee based on a breach by Licensor of any representation or warranty made in this Agreement.

13.     NOTICES:

     A. Any notice required to be given pursuant to this Agreement shall be in writing and mailed by certified or registered mail, return receipt requested, or delivered by a national overnight express service or by facsimile, with a written acknowledgment of receipt to the following addresses:

(i).     Licensee:

Plus  Net  Inc.
24633  Mulholland  Highway
Calabasas,  California  91302
Attn:  Mr.  Bruce  K.  Muhlfeld

(ii).     Licensor:

Go  Hip,  Inc.
9610  DeSoto  Avenue
Chatsworth,  California  91311-5012
Attn:  Mr.  Nolan  Quan

     B. Either party may change the address to which notice or payment is to be sent by written notice to the other party pursuant to the provisions of this paragraph.

14.     JURISDICTION  AND  DISPUTES:

A.     This  Agreement shall be governed by the laws of the State of California.

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     B.     All  disputes hereunder shall be resolved in the applicable state or federal courts of California, the county of Los Angeles. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

15.     AGREEMENT  BINDING  ON  SUCCESSORS:

     This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and assigns.

16.     WAIVER:

     No waiver by either party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

17.     SEVERABILITY:

     If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

18.     ASSIGNABILITY:

Licensee  shall  have the right to assign this License to any successor company.

19.     INTEGRATION:

     This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents that may be in conflict therewith.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

GO  HIP  INC.     PLUS  NET,  INC.
By:  /s/  Nolan  Quan     By:  /s/  Bruce  K.  Mulhfeld
     ----------------               -------------------
Name:  Nolan  Quan     Name:  Bruce  K.  Mulhfeld
Dated:  2-3-99     Dated:  2/3/99
        ------            -------

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                                   SCHEDULE A
                                       TO
                          TECHNOLOGY LICENSE AGREEMENT
                                     BETWEEN
                                  GO HIP, INC.
                                       AND
                                 PLUS NET, INC.
                             DATED: FEBRUARY 3, 1999

                            THE LICENSED TECHNOLOGIES

1. SEARCH ENGINE SYSTEM: This engine enables the user to search many of the Internet's most prominent search engines and to select those engines from which they would like their results. The "Super-Search Window" returns results within a specific subject category and specifically designed to enhance electronic commerce ("e-commerce") and advertising opportunities.

2. INTERNET GUIDE: This program provides an Internet directory, which can be customized to present any theme. The program contains an interactive component allowing users to suggest additional listing, making them co-creators of the Guide. The Guide is designed to enhance advertising opportunities.

3. WEB-BASED E-MAIL SYSTEM: This system enables Licensee to provide its members with a web-based e-mail hosting system. The system also generates a "member" mailing list, which can be used for marketing and promotional purposes.

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                                   SCHEDULE B
                                       TO
                          TECHNOLOGY LICENSE AGREEMENT
                                     BETWEEN
                                  GO HIP, INC.
                                       AND
                                 PLUS NET, INC.
                             DATED: FEBRUARY 3,1999

                              ADDITIONAL PROVISIONS

1. SEARCH ENGINE SYSTEM: Licensor agrees to program a separate server dedicated for Licensee's exclusive use. The server will be a stand alone system to Licensee, although it is acknowledged by Licensee that the server may be located with other servers operated by Licensor ("Server Farm"). In addition, Licensor will deliver, at the request of Licensee, a printout on CD-ROM of the "source code" and a manual for Licensor's Search Engine. It being understood that Licensee is hereby authorized to use this proprietary source code in the development or enhancement of a search engine that Licensee might develop in the future. Licensee will also have access to any future program updates.

2. INTERNET GUIDE: Licensor agrees to program a separate server dedicated for Licensee's exclusive use. In addition, Licensee will receive a printout on CD-ROM of the "source code" and a manual for Licensor's Internet Guide. It being understood that Licensee is hereby authorized to use this proprietary source code in the development or enhancement of an Internet Guide that Licensee might develop in the future.

3. WEB-BASED E-MAIL SYSTEM: Licensor agrees to program three (3) separate servers dedicated for Licensee's exclusive use. The servers will be a stand alone system to Licensee, although it is acknowledged by Licensee that the servers will be located with other servers operated by Licensor ("Server Farm"). The maintenance and operation of any Server Farm will in no way constitute a breach of this License by Licensor. In addition, Licensor will deliver, at the request of Licensee, a printout on CD-ROM of the "source code" and a manual for Licensor's Web-Based E-Mail System. It being understood that Licensee is hereby authorized to use this proprietary source code in the development or enhancement of an Web-Based E-Mail System that Licensee might develop in the future. Licensee will also have access to any future program updates.

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